Exhibit 3.5

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	John Steen Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

Rent-A-Center Franchising International, Inc.

139914600

[formerly: COLORTYME, INC.]

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 08/08/2013

Effective: 08/08/2013

/s/ John Steen
John Steen
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Debbie Gustafson	TID: 10303	Document: 494049490002

Form 424 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use. FILED In the Office of the Secretary of State of Texas AUG 08 2013 Corporations Section

Entity Information

The name of the filing entity is:

ColorTyme, Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☒ For-profit Corporation	☐ Professional Corporation

☐ Nonprofit Corporation	☐ Professional Limited Liability Company

☐ Cooperative Association	☐ Professional Association

☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 139914600

The date of formation of the entity is: May 7, 1996

Amendments

1. Amended Name

(lf the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

Rent-A-Center Franchising International, Inc.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No. P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:	8/8/13

By:
/s/ Dawn M. Wolverton
Signature of authorized person

Dawn M. Wolverton, Secretary
Printed or typed name of authorized person (see instructions)

Form 509 (Revised 12/10) Submit with relevant filing instrument. Filing Fee: None	Consent to Use of Similar Name

(l)	Rent-A-Center Texas, L.P.
Name of the entity or individual who holds the existing name on file with the secretary of state consents to the use of

(2)	Rent-A-Center Franchising International, Inc.
Proposed name

as the name of a filing entity or foreign filing entity in Texas for the purpose of submitting a filing instrument to the secretary of state. This consent does not authorize the use of the similar name in violation of a right of another under the Trademark Act of 1946, as amended (15 U.S.C. Section 1051 et seq.); Chapter 16 or 71, Business & Commerce Code; or common law.

(3)

The undersigned certifies to being authorized by the holder of the existing name to give this consent. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	8/8/13
		By:	Rent-A-Center Texas, L.P.
Name of existing entity, if any (type or print)

0800146329
File number of existing entity, if any

/s/ Dawn M. Wolverton
Signature of Authorized Person

Dawn M. Wolverton
Name of Authorized Person (type or print)

Secretary
Title of Authorized Person, if any (type or print)

2